Exhibit 99.1
VIA PHARMACEUTICALS ENROLLS FIRST PATIENT IN PHASE 2 CLINICAL TRIAL TO
MEASURE IMPACT OF VIA-2291 TO REDUCE VASCULAR INFLAMMATION
     — Comprehensive Phase 2 Program to Provide Initial Proof-of-Concept Data This Year —
San Francisco, CA, January 7, 2008 — VIA Pharmaceuticals (NASDAQ: VIAP), a biotechnology company focused on the development of compounds for the treatment of cardiovascular disease, announced today that it has enrolled the first patient in its Phase 2 clinical trial that utilizes Positron Emission Tomography with fluorodeoxyglucose tracer (FDG-PET) to measure VIA-2291’s ability to reduce vascular inflammation in treated patients. The company also provided a comprehensive update of its VIA-2291 Phase 2 clinical program.
VIA-2291 is a potent small molecule drug that targets inflammation in the blood vessel wall, a primary disease process in atherosclerosis. It is being developed as a once-daily, oral drug to potentially decrease the risk of major adverse cardiovascular events associated with inflammation, including heart attack and stroke. The FDG-PET trial is one of three concurrent, ongoing Phase 2 trials testing VIA-2291 in a variety of clinical settings. The Phase 2 clinical program’s innovative trial designs are intended to provide new visibility to the role of inflammation in cardiovascular disease and the potential of VIA-2291 to address vascular inflammation.
“The continued momentum in our Phase 2 clinical program and the robustness of the trial designs put us on track to deliver critical proof-of-concept data for VIA-2291 later this year,” said Lawrence K. Cohen, PhD, chief executive officer of VIA Pharmaceuticals. “Inflammation is the root cause of cardiovascular disease and there remains a significant unmet need to address the major adverse events, including heart attack and stroke, associated with this disease. Despite currently available medications that treat the conditions that increase the risk of these events, these therapies do not treat the underlying inflammation.”
The company provided the following specific update for each of its three Phase 2 clinical trials:
FDG-PET Study
The FDG-PET trial is enrolling approximately 50 patients following a heart attack into a 24 week randomized, double blind, placebo-controlled study. Enrollment is expected to be complete during 2008 and data is expected in the first half of 2009. Endpoints in the study include reduction in plaque inflammation following dosing with VIA-2291 as measured with FDG-PET, as well as assessment of standard biomarker measurements of inflammation. The use of state-of-the art FDG-PET imaging technology provides a new and important methodology for measuring the effect of VIA-2291 in reducing vascular inflammation.
“We are pleased with the progress of our clinical program and the commencement of our third Phase 2 trial to directly demonstrate the impact of VIA-2291 on inflammation in patients with advanced atherosclerotic disease,” said Adeoye Olukotun, MD, chief medical officer of VIA. “The data from this study, in combination with our other two trials, is designed to directly assess the safety, mode of action and clinical activity of VIA-2291 to reduce vascular inflammation, and therefore, the risk of major adverse cardiovascular events.”
The first patient was randomized to treatment at Massachusetts General Hospital in Boston. Mount Sinai Heart in New York City is also participating in the study.
Carotid Endarterectomy (CEA) Study
VIA has enrolled approximately 40 patients in the CEA study as planned, and is expanding enrollment to gather additional data by taking advantage of additional patients currently in the screening and patient recruitment process. VIA plans to enroll approximately 50 patients and expects to report data in the third quarter of 2008 from this study.
The CEA study is designed to evaluate the efficacy of VIA-2291 in the vessel wall, and has the unique advantage of providing access to atherosclerotic tissue for direct evaluation of VIA-2291’s effect on inflammation, through a panel of assays and histological examinations.
Acute Coronary Syndrome (ACS) Study
The ACS study has enrolled more than two-thirds of the targeted 200 patients for this trial and top-line data results are anticipated to be released shortly after the release of data from the CEA trial. This study is designed to establish dose and safety data in patients with acute coronary syndrome (ACS) who have experienced a recent heart attack, and includes measures of leukotrienes, biomarkers of inflammation as well as medical imaging of the coronary vessel wall to evaluate impact on plaque characteristics.
About VIA-2291
VIA-2291 is a selective and reversible inhibitor of 5-LO, which is a key enzyme in the biosynthesis of leukotrienes (important mediators of inflammation involved in the development and progression of atherosclerosis). Potentially a complement to current standard of care therapies that treat risk factors, such as statins, antiplatelet and blood pressure medications, VIA-2291 is initially targeted to address the secondary prevention market for patients who have already suffered a major adverse cardiovascular event, but eventually could be beneficial to the broader 15.8 million patients in the U.S. who have coronary artery disease. VIA has exclusive worldwide rights to develop and commercialize VIA-2291. Based upon prior trials of VIA-2291 in more than 1,100 patients, VIA believes that VIA-2291 will be safe and well tolerated in doses currently being administered in the ongoing clinical trials.
About VIA Pharmaceuticals, Inc.
VIA Pharmaceuticals, Inc. is a biotechnology company focused on the development of compounds for the treatment of cardiovascular disease. VIA is building a pipeline of small-molecule drugs that target a significant unmet medical need: reducing inflammation in the blood vessel wall, which is an underlying cause of atherosclerosis and its complications, including heart attack and stroke. The company’s lead drug candidate, VIA-2291, is in multiple Phase 2 clinical studies in patients with cardiovascular disease. For more information, visit: www.viapharmaceuticals.com.
Forward-Looking Statements
This press release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to VIA’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause VIA’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond VIA’s control and which could materially affect actual results, levels of activity, performance or achievements.
Factors that may cause actual results to differ materially from current expectations include, but are not limited to:
•	our ability to obtain necessary financing;

•	our ability to control our operating expenses;

•	our ability to recruit and enroll patients for the CEA, ACS and FDG-PET clinical trials;

•	our ability to successfully complete our clinical trials of VIA-2291 on expected timetables and the outcomes of such clinical trials;

•	the results of our clinical trials, including without limitation, with respect to the safety and efficacy of VIA-2291;

•	the outcome of any legal proceedings;

•	our ability to obtain necessary FDA approvals;

•	our ability to successfully commercialize VIA-2291;

•	our ability to obtain and protect our intellectual property related to our product candidates;

•	our potential for future growth and the development of our product pipeline;

•	our ability to form and maintain collaborative relationships to develop and commercialize our product candidates;

•	general economic and business conditions; and

•	the other risks described under the heading “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2007 and September 30, 2007 on file with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and VIA undertakes no obligation to update publicly any of these statements in light of new information or future events.
Contact Information:
VIA Pharmaceuticals, Inc.
James G. Stewart
Senior Vice President and Chief Financial Officer
415.283.2204
For Media:
WeissComm Partners
Aimee Corso — 310-780-2661
acorso@wcpglobal.com
For Investors:
The Trout Group
Ian Clements / Lauren Glaser — San Francisco — 415.392.3385
Brian Korb — New York City — 646.378.2923
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